Exhibit 10.30


December 12, 2001


Mr. Greg B. Jones
3060 Richfield Drive
Colorado Springs, CO  80919

Dear Mr. Jones:

I am pleased to confirm Ramtron's extension of your employment contract for your continuation in the position of President of Ramtron International Corporation.

The following are the essential points of our arrangement:

1.  Your salary shall be $210,000.00 annually, paid semi-monthly.

2. The terms and conditions of the contract entered into between you and Ramtron dated February 2, 2001 shall remain the same with the contract term ending December 31, 2003.

3. It is understood that your current stock option allotment will continue to be priced and vest at their existing rates.

I very much look forward to your continued employment with Ramtron and feel your leadership will be significant in achieving our overall objectives.

Please sign and return one of the originals of this extension offer indicating your acceptance.

Sincerely,                         I accept this extension offer.


/S/ William W. Staunton, III       /S/ Greg B. Jones
----------------------------       ------------------------
William W. Staunton, III           Greg B. Jones
Chief Executive Officer            President

WWS/klb

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